                                                                    EXHIBIT 12.1

                                 SUMMIT BANCORP
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS EXCEPT RATIOS)

                                       THREE MONTHS
                                      ENDED MARCH 31,                  YEAR ENDED DECEMBER 31,
                                     -----------------   ---------------------------------------------------
                                      1997      1996       1996        1995       1994      1993      1992
                                     -------   -------   ---------   ---------   -------   -------   -------
     Excluding interest on deposits
  I. Net income before income
       taxes.......................  101,741    (3,981)    349,039     379,219   245,233   172,948   126,045
 II. Fixed Charges excluding
       interest on deposits........   32,710    27,620     111,761     111,643   107,126    63,036    65,795
III. Rental Expense................   13,936    13,940      57,467      55,312    49,867    46,548    45,857
     Less:
     Rental income from
       subleases...................      691       818       3,026       3,683     2,986     3,070     3,376
                                      ------     ------    -------      ------   -------    ------    ------
     Sub-total.....................   13,245    13,122      54,441      51,629    46,881    43,478    42,481
     Rental factor.................     0.33      0.33        0.33        0.33      0.33      0.33      0.33
                                      ------     ------    -------      ------   -------    ------    ------
     Rental expense -- adjusted....    4,371     4,330      17,966      17,038    15,471    14,348    14,019
 IV. Total fixed charges (sum
       II-III).....................   37,081    31,950     129,727     128,681   122,597    77,384    79,814
                                     =======   =======   =========   =========   =======   =======   =======
  V. Total earnings (sum I-III)....  138,822    27,969     478,766     507,900   367,830   250,332   205,859
                                     =======   =======   =========   =========   =======   =======   =======
 VI. Ratio of earnings to fixed
       charges (V/IV)..............     3.74      0.88        3.69        3.95      3.00      3.23      2.58
                                     =======   =======   =========   =========   =======   =======   =======

                                       THREE MONTHS
                                      ENDED MARCH 31,                  YEAR ENDED DECEMBER 31,
                                     -----------------   ---------------------------------------------------
                                      1997      1996       1996        1995       1994      1993      1992
                                     -------   -------   ---------   ---------   -------   -------   -------
     Including interest on deposits
  I. Net income before income
       taxes.......................  101,741    (3,981)    349,039     379,219   245,233   172,948   126,045
 II. Fixed charges including
       interest on deposits:
     Interest on CP, OBFs and
       LTD.........................   32,710    27,620     111,761     111,643   107,126    63,036    65,795
     Interest on deposits..........  132,795   134,142     527,535     514,733   368,847   393,761   528,962
                                     -------   - ------    -------     -------   -------   -------   -------
                                     165,505   161,762     639,296     626,376   475,973   456,797   594,757
III. Rental Expense................   13,936    13,940      57,467      55,312    49,867    46,548    45,857
     Less:
     Rental income from
       subleases...................      691       818       3,026       3,683     2,986     3,070     3,376
                                      -------   ------     -------      ------   -------    ------    ------
     Sub-total.....................   13,245    13,122      54,441      51,629    46,881    43,478    42,481
     Rental factor.................     0.33      0.33        0.33        0.33      0.33      0.33      0.33
                                     -------    ------     -------      ------   -------    ------    ------
     Rental expense -- adjusted....    4,371     4,330      17,966      17,038    15,471    14,348    14,019
 IV. Total fixed charges (sum
       II-III).....................  169,876   166,092     657,262     643,414   491,444   471,145   608,776
                                     =======   =======   =========   =========   =======   =======   =======
  V. Total earnings (sum I-III)....  271,617   162,111   1,006,301   1,022,633   736,677   644,093   734,821
                                     =======   =======   =========   =========   =======   =======   =======
 VI. Ratio of earnings to fixed
       charges (V/IV)..............     1.60      0.98        1.53        1.59      1.50      1.37      1.21
                                     =======   =======   =========   =========   =======   =======   =======


                                 SUMMIT BANCORP
 COMPUTATION OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND
                                  REQUIREMENTS
                          (IN THOUSANDS EXCEPT RATIOS)

                             THREE MONTHS ENDED
                                   MARCH 31,                  YEAR ENDED DECEMBER 31,
                             -----------------  ---------------------------------------------------
                              1997      1996       1996        1995       1994      1993      1992
                             -------   -------   ---------   ---------   -------   -------   -------
      Excluding interest on
        deposits
  I. Net income before
        income taxes.........  101,741    (3,981)    349,039     379,219   245,233   172,948   126,045
 II.  Fixed Charges
        excluding interest on
        deposits.............   32,710    27,620     111,761     111,643   107,126    63,036    65,795
III.  Preferred stock
        dividends............       --       639       2,544       2,700     3,035     3,001     3,047
 IV.  Rental Expense.........   13,936    13,940      57,467      55,312    49,867    46,548    45,857
        Less:
        Rental income from
          subleases..........      691       818       3,026       3,683     2,986     3,070     3,736
                               -------   -------   ---------   ---------   -------   -------   -------
        Sub-total............   13,245    13,122      54,441      51,629    46,881    43,478    42,121
        Rental factor........     0.33      0.33        0.33        0.33      0.33      0.33      0.33
                               -------   -------   ---------   ---------   -------   -------   -------
        Rental expense --
          adjusted...........    4,371     4,330      17,966      17,038    15,471    14,348    13,900
  V.  Total Fixed charges
        (sum II-IV)..........   37,081    32,589     132,271     131,381   125,632    80,385    82,742
                               =======   =======   =========   =========   =======   =======   =======
 VI.  Total earnings
        (sum II-IV)..........  138,822    28,608     481,310     510,600   370,865   253,333   208,787
                               =======   =======   =========   =========   =======   =======   =======
 VI.  Ratio of earnings to
        fixed charges
        (V/IV)...............     3.74      0.88        3.64        3.89      2.95      3.15      2.52
                               =======   =======   =========   =========   =======   =======   =======



                             THREE MONTHS ENDED
                                  MARCH 31,                       YEAR ENDED DECEMBER 31,
                              -----------------    --------------------------------------------------
                               1997      1996       1996        1995       1994      1993      1992
                              -------   -------   ---------   ---------   -------   -------   -------
      Including interest on
        deposits
  I.  Net income before
        income taxes.........  101,741    (3,981)    349,039     379,219   245,233   172,948   126,045
 II.  Fixed Charges
        including interest on
        deposits:
        Interest on CP,
          OBF and LTD........   32,710    27,620     111,761     111,643   107,126    63,036    65,795
        Interest on
          deposits...........  132,795   134,142     527,535     514,733   368,847   393,761   528,962
                               -------   -------   ---------   ---------   -------   -------   -------
                               165,505   161,762     639,296     626,376   475,973   456,797   594,757
III.  Preferred stock
        dividends............       --       639       2,544       2,700     3,035     3,001     3,047
 IV.  Rental Expense.........   13,936    13,940      57,467      55,312    49,867    46,548    45,857
        Less:
        Rental income from
          subleases..........      691       818       3,026       3,683     2,986     3,070     3,376
                               -------   -------   ---------   ---------   -------   -------   -------
        Sub-total............   13,245    13,122      54,441      51,629    46,881    43,478    42,481
        Rental factor........     0.33      0.33        0.33        0.33      0.33      0.33      0.33
                               -------   -------   ---------   ---------   -------   -------   -------
        Rental expense --
          adjusted...........    4,371     4,330      17,966      17,038    15,471    14,348    14,019
  V.  Total fixed charges
          (sum II - IV)......  169,876   166,731     659,806     646,114   494,479   474,146   611,823
                               =======   =======   =========   =========   =======   =======   =======
 VI.  Total earnings
          (sum I-IV).........  271,617   162,750   1,008,845   1,025,333   739,712   647,094   737,868
                               =======   =======   =========   =========   =======   =======   =======
 VI.  Ratio of earnings to
        fixed charges
        (V/IV)...............     1.60      0.98        1.53        1.59      1.50      1.36      1.21
                               =======   =======   =========   =========   =======   =======   =======